RYDEX DYNAMIC FUNDS

Amended and Restated Rule 18f-3 Multiple Class Plan

August 28, 2000, as amended and restated November 19, 2012

Rydex Dynamic Funds (the “Trust”), a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), in offering multiple classes of shares in each fund listed on Schedule A hereto (each a “Fund” and together the “Funds”).

A. Attributes of Share Classes

1.	The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a “Certificate”) as each such Certificate is approved by the Trust’s Board of Trustees and as attached hereto as Exhibits.

2.	With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust’s Prospectuses; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a “Distribution Plan”), and separately bear any other service fees (“service fees”) that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund’s operations which are directly attributable to such class (“Class Expenses”); and (v) shareholders of each class will have exclusive voting rights regarding any matter (such as a Distribution Plan or service agreement relating to a class) submitted to shareholders that relates solely to such class, and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B. Expense Allocations

With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class. Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C. Amendment of Plan; Periodic Review

This Multiple Class Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

The Board of Trustees of the Trust, including a majority of the Trustees who are not “interested persons” of the Trust as defined in the 1940 Act, must periodically review this Multiple Class Plan for its continued appropriateness, and must approve any material amendment of the Multiple Class Plan as it relates to any class of any Fund covered by the Multiple Class Plan. In approving any material amendment to the Multiple Class Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

Schedule A

RYDEX DYNAMIC FUNDS

Fund

S&P 500 2x Strategy Fund

Inverse S&P 500 2x Strategy Fund

NASDAQ-100® 2x Strategy Fund

Inverse NASDAQ-100® 2x Strategy Fund

Dow 2x Strategy Fund

Inverse Dow 2x Strategy Fund

Russell 2000® 2x Strategy Fund

Inverse Russell 2000® 2x Strategy Fund

Exhibit A

RYDEX DYNAMIC FUNDS

CERTIFICATE OF CLASS DESIGNATION

C-CLASS SHARES

1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

C-Class Shares are subject to asset-based fees under a Distribution and Shareholder Services Plan (the “Plan”) adopted by the Board of Trustees pursuant to Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Rydex Distributors, LLC (the “Distributor”) and other firms that provide distribution services (“Service Providers”), at an annual rate of up to 0.75% of each Fund’s average daily net assets attributable to the C-Class Shares. The annual 0.75% distribution fee will be used to reimburse the Distributor for paying investors’ financial advisors an on-going sales commission. The Distributor will advance the first year’s service and distribution fees. The Trust, on behalf of each applicable Fund, will make monthly payments to the Servicer for providing shareholder services under the Plan at an annual rate of 0.25% of each Fund’s average daily net assets attributable to the C-Class Shares, as compensation for providing some or all of the following shareholder services including: (i) maintaining accounts relating to Clients that invest in C-Class Shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by the Distributor or any Service Provider; (iv) responding to inquiries from Clients concerning their investment in C-Class Shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in C-Class Shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Clients; (viii) processing purchase exchange and redemption requests from Clients and placing orders with the Funds or its service providers; (ix) providing sub-accounting with respect to C-Class Shares beneficially owned by Clients; and (x) processing dividend payments from the Funds on behalf of Clients.

2. ELIGIBILITY OF PURCHASERS

C-Class Shares held through a third party (e.g., a brokerage account) are subject to the following minimum initial investment amounts:

•	$1,000 for retirement accounts

•	$2,500 for all other accounts

Accounts opened through a financial intermediary will be subject to a shareholder’s financial intermediary’s minimum initial investment amount and minimum account balance requirements, which may be different than the amounts above.

The investor eligibility requirements may be amended from time to time as reflected in the Trust’s then-current registration statement.

3. EXCHANGE PRIVILEGES

C-Class Shares of each Fund may be exchanged for C-Class Shares of any other Fund in the Guggenheim Investments Family of Funds in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

The Guggenheim Investments Family of Funds currently includes each series of Rydex Series Funds and Rydex Dynamic Funds and the Security Equity Fund, the Security Large Cap Value Fund, the Security Mid Cap Growth Fund, and the Security Income Fund.

4. VOTING RIGHTS

Each C-Class Shareholder will have one vote for each full C-Class Share held and a fractional vote for each fractional C-Class Share held. C-Class Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to C-Class Shares (such as a distribution plan or service agreement relating to C-Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the C-Class Shareholders differ from the interests of holders of any other class.

5. CONVERSION RIGHTS

C-Class Shares do not have a conversion feature.

Exhibit B

RYDEX DYNAMIC FUNDS

CERTIFICATE OF CLASS DESIGNATION

H-CLASS SHARES

1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

H-Class Shares are subject to asset-based fees under a Distribution Plan (the “Distribution Plan”) adopted pursuant to Rule 12b-1 of the Investment Company Act of 1940 and a Shareholder Services Plan (the “Shareholder Services Plan”). Pursuant to the Distribution Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Rydex Distributors, LLC (the “Distributor”) for providing distribution services, at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the H-Class Shares. The Distributor will use this fee to compensate service providers for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments. The Trust, on behalf of each applicable Fund, will make monthly payments to the Servicer for providing shareholder services under the Shareholder Services Plan at an annual rate of 0.25% of each Fund’s average daily net assets attributable to the H-Class Shares, as compensation for providing some or all of the following shareholder services including: (i) maintaining accounts relating to Clients that invest in H-Class Shares; (ii) arranging for bank wires; (iii) responding to Client inquiries relating to the services performed by the Distributor or any service provider; (iv) responding to inquiries from Clients concerning their investment in H-Class Shares; (v) assisting Clients in changing dividend options, account designations and addresses; (vi) providing information periodically to Clients showing their position in H-Class Shares; (vii) forwarding shareholder communications from the Funds such as proxies, shareholder reports, annual reports, and dividend distribution and tax notices to Clients; (viii) processing purchase exchange and redemption requests from Clients and placing orders with the Funds or its service providers; (ix) providing sub-accounting with respect to H-Class Shares beneficially owned by Clients; and (x) processing dividend payments from the Funds on behalf of Clients. Each Servicer will only receive up to 0.25% of each Fund’s average daily net assets for either distribution-related services or shareholder services.

2. ELIGIBILITY OF PURCHASERS

H-Class Shares held through a third party (e.g., a brokerage account) are subject to the following minimum initial investment amounts:

•	$1,000 for retirement accounts

•	$2,500 for all other accounts

H-Class Shares held directly at Guggenheim Investments (other than those that are managed by financial professionals) are subject to a minimum account balance of $5,000 for non-managed accounts (including retirement accounts). Accounts managed by financial professionals are not subject to minimum account balance requirements. However, accounts opened through a financial intermediary (non-direct) will be subject to your financial intermediary’s minimum initial investment amount and account balance requirements, which may be different than the amounts above.

The investor eligibility requirements may be amended from time to time as reflected in the Trust’s then-current registration statement.

3. EXCHANGE PRIVILEGES

H-Class Shares of each Fund may be exchanged for H-Class Shares (or Investor Class Shares or Advisor Class Shares, if applicable) of any other Rydex Series Fund or Rydex Dynamic Fund in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

4. VOTING RIGHTS

Each H-Class Shareholder will have one vote for each full H-Class Share held and a fractional vote for each fractional H-Class Share held. H-Class Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to H-Class Shares (such as a distribution plan relating to H-Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the H-Class Shareholders differ from the interests of holders of any other class.

5. CONVERSION RIGHTS

H-Class Shares do not have a conversion feature.

Exhibit C

RYDEX DYNAMIC FUNDS

CERTIFICATE OF CLASS DESIGNATION

A-CLASS SHARES

1. CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES.

A-Class Shares are subject to asset-based fees under a Distribution Plan (the “Plan”) adopted by the Board of Trustees pursuant to Rule 12b-1 of the Investment Company Act of 1940. Pursuant to the Plan, the Trust, on behalf of each applicable Fund, will make monthly payments to Rydex Distributors, LLC (the “Distributor”) for providing distribution services at an annual rate of up to 0.25% of each Fund’s average daily net assets attributable to the A-Class Shares. The Distributor will use this fee to compensate service providers for providing distribution-related services, on-going account maintenance and other services to shareholders (including, when applicable, any underlying beneficial owners) including, but not limited to, answering routine customer inquiries concerning their investments. In addition, A-Class Shares are sold at NAV, plus the applicable front-end sales charge, as described in more detail in the Funds’ A-Class Shares Prospectuses.

2. ELIGIBILITY OF PURCHASERS

A-Class Shares held through a third party (e.g., a brokerage account) are subject to the following minimum initial investment amounts:

•	$1,000 for retirement accounts

•	$2,500 for all other accounts

Accounts opened through a financial intermediary will be subject to a shareholder’s financial intermediary’s minimum initial investment amount and minimum account balance requirements, which may be different than the amounts above.

The investor eligibility requirements may be amended from time to time as reflected in the Trust’s then-current registration statement.

3. EXCHANGE PRIVILEGES

A-Class Shares of each Fund may be exchanged for A-Class Shares of any other Fund in the Guggenheim Investments Family of Funds in accordance with the procedures disclosed in the Trust’s Prospectuses, and subject to any applicable limitations resulting from the closing of Funds to new investors.

The Guggenheim Investments Family of Funds currently includes each series of Rydex Series Funds and Rydex Dynamic Funds and the Security Equity Fund, the Security Large Cap Value Fund, the Security Mid Cap Growth Fund, and the Security Income Fund.

4. VOTING RIGHTS

Each A-Class Shareholder will have one vote for each full A-Class Share held and a fractional vote for each fractional A-Class Share held. A-Class Shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to A-Class Shares (such as a distribution plan relating to A-Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the A-Class Shareholders differ from the interests of holders of any other class.

5. CONVERSION RIGHTS

A-Class Shares do not have a conversion feature.